EXHIBIT 99.4

FINANCIAL STATEMENTS OF FUEL MASTERS, LLC

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1
FINANCIAL STATEMENTS AS OF JUNE 30, 2007 (UNAUDITED), AND DECEMBER 31, 2006 AND 2005, AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2007 (UNAUDITED) AND 2006 (UNAUDITED), AND FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004:
Balance Sheets	2
Statements of Operations	3
Statements of Cash Flows	4
Statements of Members’ Equity	5
Notes to Financial Statements	6-9

INDEPENDENT AUDITORS’ REPORT

To the Members of

Fuel Masters, LLC

Abilene, Texas

We have audited the accompanying balance sheets of Fuel Masters, LLC (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Fuel Masters, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, TX

October 8, 2007

FUEL MASTERS, LLC

BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31,
	(Unaudited)	2006	2005
ASSETS
CURRENT ASSETS:
Cash	$316	$416	$368
Accounts receivable, trade	20,246	14,719	9,071
Other current assets	63	77	130

Total current assets	20,625	15,212	9,569

PROPERTY AND EQUIPMENT:
Transportation equipment	68	51	35
Office furniture and equipment	233	193	123

Total cost	301	244	158
Accumulated depreciation	(121)	(96)	(48)

Property and equipment, net	180	148	110

GOODWILL	2,716	—	—
OTHER ASSETS	2	3	419

TOTAL ASSETS	$23,523	$15,363	$10,098

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable, trade	$15,250	$9,239	$6,644
Note payable under credit facility	1,159	3,879	1,528
Note payable to member	2,250	—	—
Accrued expenses	89	42	27

Total current liabilities	18,748	13,160	8,199

NOTES PAYABLE TO MEMBERS, LONG-TERM	—	550	550
COMMITMENTS AND CONTINGENCIES (Note 4)
MEMBERS’ EQUITY	4,775	1,653	1,349

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,523	$15,363	$10,098

See accompanying notes to financial statements.

FUEL MASTERS, LLC

STATEMENTS OF OPERATIONS

(in thousands)

	Six Months Ended June 30,		Year-Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Sales	$171,143	$108,077	$224,926	$201,382	$129,278
Cost of sales	169,703	107,132	222,778	199,259	128,326
General and administrative expenses	887	595	1,411	1,095	845

OPERATING INCOME	553	350	737	1,028	107

OTHER INCOME (EXPENSE):
Interest income	—	9	11	1	—
Interest expense	(152)	(65)	(129)	(125)	(79)

Total other income (expense)	(152)	(56)	(118)	(124)	(79)

NET INCOME	$401	$294	$619	$904	$28

See accompanying notes to financial statements.

FUEL MASTERS, LLC

STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,		Year-Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$401	$294	$619	$904	$28
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29	23	50	29	19
Changes in operating assets and liabilities:
Accounts receivable, trade	(5,527)	(1,167)	(5,648)	(2,272)	(1,857)
Other current assets	14	79	53	(48)	(40)
Accounts payable	6,011	1,282	2,595	1,375	2,359
Accrued expenses	47	24	15	(38)	38

Net cash provided by (used in) operating activities	975	535	(2,316)	(50)	547

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(61)	(74)	(86)	(82)	(25)
Other, net	1	370	414	211	(425)

Net cash (used in) provided by investing activities	(60)	296	328	129	(450)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance (repayment) of short-term debt, net	(2,720)	(459)	2,351	284	244
Issuance of debt to members	1,950	—	—	50	3,937
Repayment of debt to members	—	—	—	(520)	(3,830)
Distributions to members	(245)	(315)	(315)	—	—

Net cash (used in) provided by financing activities	(1,015)	(774)	2,036	(186)	351

Net increase (decrease) in cash	(100)	57	48	(107)	448
Cash at beginning of period	416	368	368	475	27

Cash at end of period	$316	$425	$416	$368	$475

See accompanying notes to financial statements.

FUEL MASTERS, LLC

STATEMENTS OF MEMBERS’ EQUITY

(in thousands)

	Davison Petroleum Products, LLC	Lancer Partners, Ltd.	John A. Landers	Total Members’ Equity
Balances, January 1, 2003	$209	$104	$104	$417
Net income for the year ended December 31, 2004	14	7	7	28

Balances, December 31, 2004	223	111	111	445
Net income for the year ended December 31, 2005	452	226	226	904

Balances, December 31, 2005	675	337	337	1,349
Net income for the year ended December 31, 2006	309	155	155	619
Member distributions for the year ended December 31, 2006	(157)	(79)	(79)	(315)

Balances, December 31, 2006	827	413	413	1,653
Net income for the three months ended March 31, 2007 (unaudited)	16	8	8	32
Net income for the three months ended June 30, 2007 (unaudited)	369	—	—	369
Member distributions during the six months ended June 30, 2007 (unaudited)	(123)	(61)	(61)	(245)
Acquisition of member interests at March 31, 2007 (unaudited)	3,686	(360)	(360)	2,966

Balances, June 30, 2007 (unaudited)	$4,775	$—	$—	$4,775

See accompanying notes to financial statements.

FUEL MASTERS, LLC

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Summary of Significant Accounting Policies

Organization

Fuel Masters, LLC (“Fuel Masters”) was organized as a limited liability company in the state of Texas for the purpose of engaging in the business of buying, transporting and selling petroleum products. Fuel Masters maintains its offices in Abilene, Texas.

Fuel Masters is managed by its members. Until March 31, 2007, Fuel Masters was owned 50% by Davison Petroleum Products, LLC (“DPP”), 25% by Lancer Partners, Ltd and 25% by John A. Landers. Effective March 31, 2007, DPP acquired the 50% of Fuel Masters it did not already own.

Basis of Presentation

The accompanying financial statements and related notes present Fuel Masters’ financial position as of June 30, 2007, December 31, 2006 and 2005, and its results of operations, cash flows and members’ equity for the years ended December 31, 2006, 2005 and 2004 and its results of operations and cash flows for the six-month periods ended June 30, 2007 and 2006.

The balance sheet as of June 30, 2007, and the statements of operations and cash flows for the six months ended June 30, 2007 and 2006, and the statement of members’ equity for the six months ended June 30, 2007 have been prepared without audit. Accordingly, they reflect all adjustments (which consist solely of normal recurring adjustments) which are, in the opinion of Fuel Masters, necessary for a fair presentation of the financial results for interim periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amount of revenues and expenses during the reporting period. On an ongoing basis, Fuel Masters evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Fuel Masters believes that its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates.

Cash

Cash and cash equivalents consist of all demand deposits and funds invested in highly liquid instruments with original maturities of three months or less. Fuel Masters has no requirement for compensating balances or restrictions on cash.

Accounts Receivable

All receivables considered doubtful have been charged to current operations and it is management’s opinion that no additional material amounts are doubtful of collection; accordingly, no allowance for doubtful accounts has been established.

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is calculated on the straight-line method. Estimated lives used in calculating depreciation are 3 to 5 years for office furniture and equipment and 5 years for transportation equipment.

Property and equipment are reviewed for impairment when events or circumstances indicate that its carrying value may not be recoverable. The carrying value of property and equipment is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated from the use and ultimate disposal of the asset. If the carrying value is determined to not be recoverable under this method, an impairment charge equal to the amount the carrying value exceeds the fair value is recognized. Fair value is generally determined from estimated discounted future net cash flows.

Maintenance and repair costs are charged to expense as incurred. Costs incurred for major replacements and upgrades are capitalized and depreciated over the remaining useful life of the asset.

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $48,000, $26,000 and $16,000, respectively.

Revenue Recognition

Fuel Masters purchases petroleum products and arranges for its delivery to Fuel Masters’ customers. Revenue for the sale of the petroleum products is recognized when proof of delivery of the products is received.

Income Taxes

Fuel Masters is treated as a partnership for federal income tax purposes. No provision for federal income taxes related to the operations of Fuel Masters is included in the accompanying financial statements; as such income will be taxable directly to the members.

Excise and Sales Taxes

Fuel Masters collects and remits excise and sales taxes to state and federal governmental authorities on its sales of fuels. These taxes are presented on a net basis, with any differences due to rebates allowed by those governmental entities reflected as revenues.

Transportation Costs

Fuel Masters contracts with third parties to transport fuels to its customers. These costs are included in the prices that Fuel Masters charges to its customers for fuel, and the amounts paid to the third parties for transportation are included in cost of sales.

Concentrations

Fuel Masters has a concentration of customers in the energy industry. This concentration of customers may impact Fuel Masters’ overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. Management believes that the receivable diversification and creditworthiness of Fuel Masters’ customer base reduces the credit risk posed by this industry concentration. Fuel Masters has minimal risk of loss of the petroleum products it buys and sells due to the use of third parties to provide transportation services.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable, other current assets, accounts payable and accrued expenses in the balance sheets approximate fair value due to their short-term nature. The interest rates on Fuel Masters’ notes payable approximates market rates of interest and the notes are short-term in nature, therefore the carrying value of notes payable approximates their fair value.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements”, or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption encouraged. Any amounts recognized upon adoption as a cumulative effect adjustment will be recorded to the opening balance of retained earnings in the year of adoption. SFAS 157 may impact Fuel Masters’ balance sheet and statement of operations in many areas including the fair value measurement and allocation of the purchase price in business combinations and the fair value measurements for derivative instruments, impairment of assets, and asset retirement obligations. Fuel Masters’ is currently assessing the impact of SFAS 157 on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, or SFAS 159. SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Fuel Masters is currently assessing the impact of SFAS 159 on its financial statements.

2.	Notes Payable and Long-Term Debt

Notes payable and long-term debt consisted of the following, at June 30, 2007 and December 31, 2006, 2005 and 2004 (in thousands):

	June 30, 2007 (Unaudited)	December 31,
		2006	2005
Short-term note payable under credit facility	$1,159	$3,879	$1,528

Notes payable to members	$2,250	$550	$550
Current maturities of notes payable to members	(2,250)	—	—

Long-term debt	$—	$550	$550

At December 31, 2006, Fuel Masters had a $4,500,000 revolving line of credit facility with a bank. The facility bears interest at the bank’s prime interest rate plus 0.50% and is secured by accounts receivable and the guarantees of the members. The facility matures in January 2008. Fuel Masters was in compliance with covenants in the credit agreement as of June 30, 2007.

Fuel Masters has notes payable to members maturing on January 1, 2008. These notes bear interest at 6.75% and are unsecured. These notes are subordinated to the bank credit facility. See Note 6.

3.	Related Party Transactions

Members of Fuel Masters have made loans to Fuel Masters. See Note 2 above.

Fuel Masters has purchased fuel from and sold fuel to DPP, and Davison Transport, Inc. (“DT”), an affiliate of DPP, transported fuel to Fuel Masters’ customers. Fuel Masters believes that these transactions were conducted under terms no more or less favorable than then-existing market conditions. Additionally, Fuel Masters incurred interest expense on its notes with its members as discussed in Note 2 above.

The amounts of these transactions were as follows (in thousands):

	Six Months Ended June 30,		Year-Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Purchases of fuel from DPP	$—	$395	$416	$715	$220
Sales of fuel to DPP	$15	$206	$222	$—	$—
Transportation fees charged by DT	$2	$18	$26	$18	$2
Interest expense incurred on notes payable to members:
DPP	$27	$10	$20	$17	$22
Lancer Partners, Ltd.	$—	$5	$10	$8	$7
John A. Landers	$—	$3	$7	$6	$4

In addition to the notes payable to the members discussed in Note 2 above, Fuel Masters owed DPP $27,000 for interest on the note payable to DPP at June 30, 2007.

The members of Fuel Masters and affiliates of DPP provide guarantees to certain of the vendors from whom Fuel Masters purchases fuel.

4.	Commitments and Contingencies

Fuel Masters leases office space under an operating lease. Future minimum lease payments are $38,000 for 2007, $39,000 for 2008 and $16,000 for 2009. Rental expense under operating leases totaled $37,000, $36,000 and $30,000 for the years ended December 31, 2006, 2005 and 2004, respectively. For each of the six month periods ended June 30, 2007 and 2006, rental expense was $18,000 (unaudited).

5.	Supplemental Cash Flow Information

Cash paid by Fuel Masters for interest during the years ended December 31, 2006, 2005 and 2004 was $121,000, $169,000 and $44,000, respectively. Cash paid for interest during the six months ended June 30, 2007 and 2006 was $125,000 (unaudited) and $46,000 (unaudited), respectively.

As discussed in Note 6 below, DPP acquired the member interests in Fuel Masters that it did not already own effective March 31, 2007. This purchase price consisted of notes that had not been paid at June 30, 2007, so the transaction had no effect on the statement of cash flows.

6.	Subsequent Events

Effective March 31, 2007, DPP acquired the 50% interest in Fuel Masters that it did not already own. The purchase price consisted of notes to be paid with cash and securities. DPP intends to use approximately 36,000 Genesis Energy, L.P. common units as the securities it will transfer to the former members to satisfy the securities portion of the note. For purposes of valuing the securities to be transferred for financial statement purposes, the average market price of Genesis’ common units for the days surrounding the date of execution of the notes was used for valuation, resulting in a value of $0.8 million for the securities and $3.0 million to be paid with cash in the second half of 2007. The notes are non-interest-bearing, which resulted in a total purchase price of $3.7 million after consideration of imputed interest. For purposes of the financial statements for the six-month period ended June 30, 2007, this additional investment by DPP in Fuel Masters has been pushed down to the financial statements of Fuel Masters. The excess of the additional investment over the fair value of the net assets acquired has been allocated to goodwill in the June 30, 2007 balance sheet.

On July 25, 2007, DPP sold certain of its assets, including Fuel Masters, to Genesis Energy, L.P.